UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this Report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to this Form 8-K.

On October 15, 2009, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended September 26, 2009 in a press release that is attached hereto as Exhibit 99.1. To supplement the Company’s financial results presented on a U.S. GAAP basis, the Company’s earnings release contains non-GAAP financial measures of non-GAAP net income (loss) attributable to AMD common stockholders, non-GAAP operating income (loss), non-GAAP gross margin and adjusted EBITDA. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

On March 2, 2009, the Company, Advanced Technology Investment Company LLC and West Coast Hitech G.P., Ltd. entered into a manufacturing joint venture pursuant to which GLOBALFOUNDRIES Inc. (“GF”), an exempted company incorporated under the laws of the Cayman Islands, was created to manufacture semiconductor products and provide certain foundry services to the Company. Although GF is not a majority owned subsidiary of the Company, the Company is required to consolidate the operations of GF for financial reporting purposes. The Company has provided non-GAAP financial measures for Advanced Micro Devices, Inc. on a stand-alone basis (referred to below as “AMD Product Company”) by excluding from the Company’s consolidated operating results the Company’s Foundry segment and Intersegment eliminations consisting of revenues, cost of sales, and profits on inventory between AMD Product Company and the Foundry segment. The Company is providing non-GAAP financial measures for AMD Product Company because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the Foundry segment and Intersegment eliminations and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GF.

To derive non-GAAP net income (loss) attributable to AMD common stockholders for the Company for the second and third fiscal quarters of 2009, the Company excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008, the amortization of acquired intangible assets, certain restructuring charges, and the gain recognized by the Company from the repurchase of debt. To derive non-GAAP net income (loss) for AMD Product Company for the second and third fiscal quarters of 2009, the Company further excluded the net loss from the Foundry segment and the Intersegment eliminations referenced above, the impact of net (income) loss attributable to noncontrolling interest and the Class B preferred accretion.

To derive the Company’s non-GAAP net income (loss) attributable to AMD common stockholders for the Company for the third fiscal quarter of 2008, the Company excluded the loss from discontinued operations, the amortization of acquired intangible assets, impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI Technologies, Inc. (“ATI”), certain restructuring charges, investment net charges and process technology license revenue.

To derive non-GAAP operating income (loss) for the Company for the second and third fiscal quarters of 2009, the Company excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008, amortization of acquired intangible assets and certain restructuring charges. To derive non-GAAP operating income (loss) for AMD Product Company for the second and third fiscal quarters of 2009, the Company further excluded the operating loss from the Company’s Foundry segment and the Intersegment eliminations referenced above. To derive non-GAAP operating income (loss) for the Company for the third fiscal quarter of 2008, the Company excluded the amortization of acquired intangible assets, the impairment of goodwill and acquired intangible assets related to the ATI acquisition, certain restructuring charges and process technology license revenue.

To derive non-GAAP gross margin for the Company for the second and third fiscal quarters of 2009, the Company excluded the gross margin benefit from the sale of inventory written down in the fourth fiscal quarter of 2008. To derive non-GAAP gross margin for AMD Product Company for the second and third fiscal quarters of 2009, the Company further excluded the gross margin from the Company’s Foundry segment and the Intersegment eliminations referenced above. To derive non-GAAP gross margin for the Company for the third fiscal quarter of 2008, the Company excluded process technology license revenue.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Gross margin benefit from the sales of inventory written-down in the fourth fiscal quarter of 2008: In the fourth fiscal quarter of 2008, the Company recorded an incremental write-down of inventory of $227 million due to a weak economic outlook. In the first, second and third fiscal quarters of 2009, the Company sold a portion of this inventory. The Company believes that the exclusion of this activity enables investors to better evaluate its current operating performance compared with prior periods.

Amortization of acquired intangible assets: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These expenses included the amortization expense of acquired intangible assets. The Company believes that the exclusion of the amortization of acquired intangible assets enables investors to better evaluate its current operating performance compared with prior periods.

Investment net charges: For the third fiscal quarter of 2008, these charges consisted of a $9 million charge related to the Company’s investment in Spansion Inc. The Company excluded the effect of these charges from its GAAP net loss attributable to AMD common stockholders as it is not indicative of ongoing performance.

Restructuring charges: The restructuring charges primarily relate to the restructuring plans implemented by the Company during the second and fourth fiscal quarters of 2008 to reduce its breakeven point. The restructuring charges for the restructuring plan implemented during the second fiscal quarter of 2008 represent primarily severance and costs related to the continuation of certain employee benefits and the costs related to the termination of a contract. The restructuring charges for the restructuring plan implemented during the fourth fiscal quarter of 2008 represent primarily severance and costs related to the continuation of certain employee benefits, contract or program termination costs, asset impairments and exit costs for facility site consolidations and closures. For the third fiscal quarter of 2009, these restructuring charges totaled $4 million, and for the second fiscal quarter of 2009, these restructuring charges totaled $1 million. For the third quarter of fiscal 2008, these restructuring charges totaled $9 million. The Company excluded the effect of this item from GAAP net income (loss) attributable to AMD common stockholders and GAAP operating income (loss) as it is not indicative of ongoing performance.

Gain on debt buyback: During the third fiscal quarter of 2009, the Company repurchased $186 million face value of its 6% Convertible Senior Notes due 2015 resulting in a gain on the debt buyback of $66 million. During the second fiscal quarter of 2009, the Company repurchased $15 million of its 5.75% Convertible Senior Notes due 2012 resulting in a gain on the debt buyback of $6 million. The Company excluded this gain from GAAP net income (loss) attributable to AMD common stockholders for the second and third fiscal quarters of 2009, as it is not indicative of ongoing operating performance.

Foundry Segment and Intersegment Eliminations: The Company’s Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GF since March 2, 2009. Intersegment eliminations consist of eliminations of revenues, cost of sales, and profits on inventory between AMD Product Company and the Foundry segment. The Company excluded this item for AMD Product Company because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the Foundry segment and Intersegment eliminations and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GF.

Net (income) loss attributable to noncontrolling interest and Class B preferred accretion: These two items relate to GF, whose operating results are included in the Company’s Foundry segment. The net (income) loss attributable to noncontrolling interest represents the allocation of the operating results to the noncontrolling partner of GF whereas the Class B preferred accretion represents the guaranteed rate of return that the noncontrolling partner earns on its ownership of GF Class B preferred stock. The Company excluded these items for AMD Product Company because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the financial results of GF.

Discontinued Operations: As part of the Company’s strategy of evaluating the viability of its non-core business, in the second fiscal quarter of 2008, the Company determined that its Handheld and DTV business units were not directly aligned with its computing and graphics opportunities. Therefore, the Company decided to divest these business units and classify them as discontinued operations in the financial statements presented. During the fourth fiscal quarter of 2008, the Company determined that the discontinued operation classification criteria for the Handheld business unit were no longer met. Accordingly, the results of the Handheld business unit were reclassified from discontinued operations to continuing operations, and prior periods were recast to conform to current period presentation. In the fourth fiscal quarter of 2008, AMD completed the sale of its DTV business unit to Broadcom Corporation for $141.5 million in cash. In the first fiscal quarter of 2009, AMD completed the sale of certain technology assets, intellectual property and resources of its Handheld business unit to Qualcomm for $65 million in cash. The loss from discontinued operations in third fiscal quarter of 2008 represented the loss from its DTV business unit. The Company excluded this item from the Company’s GAAP net income (loss) attributable to AMD common stockholders because it is not indicative of ongoing operating performance.

Impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI: As a result of the Company’s decision in the second fiscal quarter of 2008 to divest its Handheld and DTV business units, the Company performed an interim goodwill impairment analysis and the analysis of impairment on acquired intangible assets associated with these business units. The Company concluded that a portion of their carrying values were impaired. The impairment charges associated with the DTV business units were recorded in the loss from discontinued operations and this item represented only the impairment charges associated with the Handheld business unit. The Company believes these charges are not indicative of ongoing performance and consequently excluded the effect of these charges from GAAP net income (loss) attributable to AMD common stockholders and GAAP operating income (loss) for the third fiscal quarter of 2008.

Process technology license revenue: In the third fiscal quarter of 2008, the Company recognized revenue of $191 million in connection with the license of certain process technology. The Company excluded the effect of this item from GAAP net income (loss) attributable to AMD common stockholders, GAAP operating income (loss) and GAAP gross margin for the third fiscal quarter of 2008 as it is not indicative of ongoing operating performance.

In addition, the Company presented “Adjusted EBITDA” in the financial schedules to the earnings release. In the financial schedules, Adjusted EBITDA for the Company was determined by adjusting net income (loss) attributable to AMD common stockholders for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense, taxes and discontinued operations. Adjusted EBITDA for AMD Product Company was determined by also adjusting for the Foundry segment and Intersegment eliminations net loss, net income (loss) attributable to noncontrolling interest and Class B preferred accretion.

The Company calculated and communicated Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net loss or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated October 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ PATRICIA K. WELLS
	Name:	Patricia K. Wells
	Title:	Corporate Vice President,
Staff Operations and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 15, 2009.